UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  June 3, 2003


                           ELITE PHARMACEUTICALS, INC.

             (Exact name of registrant as specified in its charter)



             State or other jurisdiction of incorporation:  Delaware



                         Commission File No.:  333-45241


                 I.R.S. Employer Identification No.:  22-3542636


                     Address of principal executive offices:
                                165 Ludlow Avenue
                           Northvale, New Jersey  07647


        Registrant's telephone number, including area code:  201 750-2646




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Item 5.   Other Events and Regulation FD Disclosure
Item 6.   Resignations of Registrant's Directors

On June 3, 2003, Dr. Atul M. Mehta notified Elite Pharmaceuticals, Inc. ("Elite") that he was terminating his employment with Elite and resigning as a director of Elite and its subsidiaries, Elite Laboratories, Inc. and Elite Research, Ltd., effective immediately. The Board of Directors of Elite has appointed Mr. John A. Moore as Chairman of the Board and has retained Mr. Bernard Berk as its Chief Executive Officer to replace Dr. Mehta.

In his notice, Dr. Mehta claimed that his resignation was due to Elite's substantial interference with the discharge of his responsibilities under his employment agreement and Elite's purported change of his duties and responsibilities without his consent. A copy of Dr. Mehta's notice of resignation is being filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

The Board of Directors of Elite disagrees with the basis that Dr. Mehta cited for the termination of his employment. Prior to Dr. Mehta's termination of his employment with Elite, a majority of the Board of Directors had notified Dr. Mehta that sufficient grounds existed for the termination of his employment by Elite pursuant to his employment agreement. At a special meeting of the Board of Directors held on Tuesday, May 27, 2003, the Board of Directors postponed terminating Dr. Mehta's employment to allow for settlement discussions between Elite and Dr. Mehta. Shortly before a Board of Directors' meeting scheduled for the evening of June 3, 2003 to consider the termination by Elite of Dr. Mehta's employment, Dr. Mehta resigned his positions with Elite and issued a press release citing his reasons for his resignation. Elite responded to Dr. Mehta's resignation, including the reasons cited by Dr. Mehta for his resignation, by issuing a press release. A copy of Elite's press release is being filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits

          Exhibit 99.1      Notice of Resignation of Dr. Mehta.

          Exhibit 99.2 Press Release, dated June 4, 2003, of Elite Pharmaceuticals, Inc.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 5, 2003                              ELITE PHARMACEUTICALS, INC.


                                             By: /s/ Bernard Berk
                                                --------------------------------
                                                 Bernard Berk
                                                 Chief Executive Officer